NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	December 20, 2004
Contact:	John B. Williamson, III
President, Chairman and CEO
Telephone:	540-777-3810

RGC RESOURCES, INC.

ANNUAL FINANCIAL RESULTS

RGC Resources, Inc. announced fiscal year earnings of $12,934,013 or $6.33 per diluted share outstanding for the year ended September 30, 2004, compared to $3,528,389 or $1.77 per diluted share for the year ended September 30, 2003. The Company also announced 4th quarter earnings of $8,699,022 or $4.24 per diluted share for the quarter ended September 30, 2004, compared to a loss of $588,294 or ($0.32) per diluted share for the quarter ended September 30, 2003. President, Chairman and CEO John Williamson attributed the improvement in earnings to a gain of $9,504,329 or $4.65 per diluted share on the sale of propane assets in the fourth quarter.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia and West Virginia through its operating subsidiaries including

Roanoke Gas Company, Bluefield Gas Company, Diversified Energy Company, and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.

Summary financial statements for the fourth quarter and twelve months are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Income

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2004	2003	2004	2003
Revenues	$15,324,644	$13,521,280	$103,147,064	$88,833,953
Cost of sales	11,281,295	9,861,361	79,754,400	66,915,728

Gross margin	4,043,349	3,659,919	23,392,664	21,918,225
Other operating expenses	4,746,946	3,797,863	18,218,178	16,785,100
Interest expense	466,317	499,352	1,883,736	1,964,969

Income (loss) from continuing operations before income taxes	(1,169,914)	(637,296)	3,290,750	3,168,156
Income tax expense (benefit) from continuing operations	(493,475)	(298,293)	1,223,948	1,169,377

Net income (loss) from continuing operations	(676,439)	(339,003)	2,066,802	1,998,779
Income (loss) from discontinued operations, net of income taxes	9,375,461	(249,291)	10,867,211	1,529,610

Net income (loss)	8,699,022	(588,294)	12,934,013	3,528,389
Other comprehensive income (loss), net of tax	221	35,685	109,040	(288,793)

Comprehensive income (loss)	$8,699,243	$(552,609)	$13,043,053	$3,239,596

Basic earnings per share of common stock:
Income from continuing operations	$(0.35)	$(0.18)	$1.02	$1.01
Discontinued operations	4.62	(0.13)	5.36	0.77

Net income (loss)	$4.27	$(0.31)	$6.38	$1.78

Diluted earnings per share of common stock:
Income from continuing operations	$(0.34)	$(0.19)	$1.01	$1.00
Discontinued operations	4.58	(0.13)	5.32	0.77

Net income (loss)	$4.24	$(0.32)	$6.33	$1.77

Cash dividends per common share	$4.795	$0.285	$5.670	$1.140

Weighted average number of common shares outstanding:
Basic			2,027,908	1,983,970
Diluted			2,042,312	1,989,460

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2004	September 30, 2003
Assets
Current assets	$43,807,941	$37,730,013
Total property, plant and equipment, net	70,608,106	65,864,966
Other assets	556,509	769,754

Total Assets	$114,972,556	$104,364,733

Liabilities and Stockholders’ Equity
Current liabilities	$40,746,456	$30,695,469
Long-term debt	26,000,000	30,219,987
Deferred credits and other liabilities	11,604,578	9,591,663

Total Liabilities	78,351,034	70,507,119
Stockholders’ Equity	36,621,522	33,857,614

Total Liabilities and Stockholders’ Equity	$114,972,556	$104,364,733